CONSULTING AGREEMENT - 2006

Mr. John L. Gigerich

CONSULTING AGREEMENT (this “Agreement”), dated as of July 19, 2006 (the “Effective Date”), by and between Nalco Company, a Delaware corporation (the “Company”), and Mr. John L. Gigerich  (“Consultant”).

B A C K G R O U N D:

The Company and Consultant desire to enter into this Agreement, effective as of the Effective Date, to set forth the terms and conditions of Consultant’s consulting relationship with the Company.

In consideration of the mutual covenants and promises contained herein, the Company and Consultant, agree:

1. Consulting Relationship. Subject to the terms and conditions set forth herein, the Company shall retain Consultant to perform the following services for a period of up to two years: supervise the Company’s Information Technology, customer service activities and its business reorganization projects. During the Term, Consultant shall also perform such additional duties as may from time to time be assigned to him by the Chief Executive Officer (“CEO”). Consultant shall have the consulting title of Vice President, Administration. Collectively, Consultant’s activities under this Agreement shall be referred to as the Services. Consultant is not an employee of the Company and shall at all times be an independent contractor. Consultant shall not be entitled to any benefits, medical insurance, worker’ compensation or compensation benefits that are available to employees of the Company either by plan, agreement or policy, and the Company shall not withhold any taxes or other amounts from the amounts paid hereunder or otherwise treat Consultant as if he were an employee. Consultant’s rights to payments and other amounts from the Company shall be limited to those contractual rights provided in this Agreement.

2. Performance. During the Term, Consultant will serve the Company faithfully and to the best of his ability and will devote his full business time, energy, experience and talents to the business of the Company. At his option, Consultant, upon thirty (30) days advance written notice to the Company may reduce his service level hereunder by 50% (the “Reduced Services”). The Consultant shall not be entitled to any long-term incentive compensation for any period during which he is performing Reduced Services.

3. Term. The term of this Agreement shall begin on July 1, 2006 and shall continue for a period of no more than two and one-half (2.5) years from such date (the “Term”). During the Term, Consultant may terminate this Agreement at his will by providing fifteen (15) days notice to the Company, and the Company may immediately terminate this Agreement by providing notice to Consultant (“At Will Termination”). In the event of an At Will Termination, all obligations under this Agreement shall end on such termination.

4. Compensation and Benefits. During the Term, the Consultant shall be entitled to:

a.
Base Payments. Base Payments, payable in monthly installments of $35,650 on the last day of the month in accordance with the Company's procedures (without withholdings), (a gross annual rate of $427,800) - the Consultant shall be eligible for increases in the Base Payments consistent with the annual salary increase policies for employees;

b.
Management Incentive Plan. A payment of an amount equivalent to the amount that would have been payable to Consultant under the Company’s Amended and Restated Management Incentive Plan (had Consultant been an employee) (“MIP”), with a target award of $141,809 (representing 50% of a base amount of $283,618). For partial years, the payment required under this Section 4(b) shall be made on a pro-rata basis, subject to performance conditions having been met, and the payment required in this Section 4(b) shall be proportionately reduced during periods of Reduced Services;

c.	Holidays. The same holidays as employees of the Company;
d.
Vacation. Consultant shall receive three weeks of vacation during each calendar year, pro-rated for partial calendar years, without affecting the Company’s Base Payment obligation, and for any unused vacation at the end of the Term, the Company shall pay Consultant at the same annual base payment rate for a period equal to the period of the unused vacation;

e.	Long Term Equity Incentive Compensation - Performance Shares.

2006-08 Cycle: Consultant shall receive 7,257 Performance Shares as part of the 2006-08 Cycle Award grant of performance shares under the Company’s 2004 Stock Incentive Plan. The terms and conditions of this award shall be those terms and conditions applying to similar awards made to the Company’s employees. The Consultant has received a copy of the Nalco Holding Company prospectus for this award. In the event of a termination of this Agreement for reasons other than either a breach of this Agreement by Consultant or a for cause termination, or should this Agreement expire, Consultant shall, subject to the performance conditions of the plan being met, receive a pro-rated portion of 2006-08 Cycle Award equal to the grant amount multiplied by a factor equal to the number of full months of full time performance during the 2006-08 Cycle Award period (not including Reduced Services) under this Agreement, plus six months, divided by thirty-six months.

2007-09 Cycle: If this Agreement has not been terminated for any reason, Consultant shall participate in any 2007-09 Cycle Award, if there is such an award, at an amount commensurate with his position. In the event of a termination of this Agreement for reasons other than either a breach of this Agreement by Consultant or a for cause termination, or should this Agreement expire, Consultant shall, subject to the performance conditions of the plan being met, receive a pro-rated portion of the 2007-09 Cycle Award equal to the grant amount multiplied by a factor equal to the number of full months of full time performance (not including Reduced Services) during the term of the 2007-09 Cycle, divided by thirty-six months.

2008-10 Cycle: If this Agreement has not been terminated, Consultant shall participate in any 2008-10 Cycle Award, if there is such an award, at an amount commensurate with his position. In the event of a termination of this Agreement for either reasons other than a breach of this Agreement by Consultant or a for cause termination, or should this Agreement expire, Consultant shall, subject to the performance conditions of the plan being met, receive a pro-rated portion of the 2008-10 Cycle Award equal to the grant amount multiplied by a factor equal to number of full months of full time performance during the 2008-10 Cycle (not including Reduced Services) under this Agreement, divided by thirty-six months.

f.	Long Term Equity Incentive Compensation - Stock Options. Consultant shall receive
20,580 stock options in Nalco Holding Company stock under the Company’s 2004 Stock  Incentive Plan at a strike price of $17.80 per share. The terms and conditions of this award shall be those terms and Conditions applying to similar awards made to the Company’s employees. The stock options shall vest in 4 equal installments at the end of 2006, 2007, 2008 and 2009 (5,145 stock options each year) provided that this Agreement has not been terminated (or expired) and Consultant is still performing full-time services at the end of such year. In the event of a termination of this Agreement by Consultant for reasons other than a breach of this Agreement by Consultant or a for cause termination, or the expiration of this Agreement, the Consultant shall receive a pro-rated portion of the stock options that otherwise would have vested in that year equal to the grant amount multiplied by a factor equal to the number of full months of full time performance during the subject year (not including Reduced Services) divided by 12 months. If this Agreement has not been terminated, Consultant shall participate in any future stock option award cycles at rates commensurate to his position, should they be granted, subject to the same terms and conditions and pro-ration requirements as indicated herein.

g.
Consultant shall be reimbursed by the Company for all reasonable expenses actually incurred by the Consultant in connection with the performance of the services hereunder in accordance with policies established by the Company from time to time and upon presentation of appropriate documentation.

5. Consultant’s Covenants

a.
During the Term hereunder and for a period of two (2) years thereafter, (1) Consultant shall not, within any jurisdiction or marketing area in which the Company (or its Subsidiaries (as such term is defined below)) is doing business, directly or indirectly, own, manage, operate, control, consult with, be employed by, or participate in the ownership, management, operation or control of any business of the type and character engaged in or competitive with that conducted by the Company (or its Subsidiaries and Affiliates); (2) Consultant shall not, directly or indirectly, employ, solicit for employment or otherwise contract for the services of any individual who is an employee of the Company (or its Subsidiaries and Affiliates) at the time of this Agreement or who shall subsequently become an employee of the Company (or its Subsidiaries and Affiliates); and (3) Consultant will not solicit, in competition with the Company (or its Subsidiaries or Affiliates), any person who is, or was at any time within the twelve months prior to the Consultant’s termination of this Agreement, a customer of the business conducted by the Company (or its Subsidiaries or its Affiliates). For purposes of this Agreement, Subsidiaries and Affiliates shall be any legal entities in which Company has a direct or indirect economic interest, and indirect or direct parents of the Company or any legal entities which has, either directly or indirectly, common ownership with the Company.

b.
During the Term and thereafter, (1) the Consultant will not divulge, transmit or otherwise disclose (except as legally compelled by court order, and then only to the extent required, after prompt notice to the Company of any such order), directly or indirectly, other than in the regular and proper course of business of the Company, any confidential knowledge or information regarding the operations, finances, organization or employees of the Company (or its Subsidiaries and Affiliates) or confidential or secret processes, services, techniques, customers or plans of the Company (or its Subsidiaries and Affiliates); and (2) Consultant will not use, directly or indirectly, any confidential information for the benefit of anyone other than the Company (or its Subsidiaries and Affiliates); provided, however, that the Consultant has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through disclosure by Consultant. All rights to new processes, strategies, techniques, know-how, inventions, plans, products, patents and devices developed, made or invented by the Consultant, alone or with others, while a consultant for  the Company which are related to the business of the Company (or its Subsidiaries and Affiliates) shall be and become the sole property of the Company, unless released in writing by the Company, and Consultant hereby assigns all such rights to the Company. All files, records, correspondence, memoranda, notes or other documents (including, without limitation, those in computer-readable form) or property relating or belonging to the Company, whether prepared by Consultant or otherwise coming in Consultant’s possession in the course of the performance of the services under this Agreement, shall be the exclusive property of Company and shall be delivered to Company and not retained by Consultant (including, without limitations, any copies thereof) upon termination of this Agreement for any reason whatsoever.

c.
Consultant will communicate and disclose in writing to the Company both during the term of this Agreement and thereafter, all inventions, discoveries, improvements, machines, devices, designs, processes, products, software, treatments, formulae, mixtures and/or compounds whether patentable or not as well as patents and patent applications (all collectively referred to as “Inventions”) made, conceived, developed or acquired by Consultant or under which Consultant acquired the right to grant licenses or become licensed, whether alone or jointly with others, during the Term. All of Consultant’s right, title and interest in, to and under such Inventions, including licenses and right to grant licenses shall be the sole property of the Company and the same are hereby assigned to the Company. Any Invention disclosed by Consultant to anyone within one (1) year after the termination of this Agreement, which relates to any matters pertaining to, applicable to, or useful in connection with, the business of the Company shall be deemed to have been made or conceived or developed by Consultant during the Term, unless proved by Consultant to have been made and conceived and developed after the termination of this Agreement.

d.	For all of Consultant’s Inventions, Consultant will, upon request of the Company, during the term of this Agreement and thereafter:
(1)
execute and deliver all documents which the Company shall deem necessary or appropriate to assign, transfer and convey to the Company, all of Consultant’s right, title, interest in and to such Inventions, and enable the Company to file and prosecute applications for Letters Patent of the United States and any foreign countries on Inventions as to which the Company wishes to file patent applications; and

(2)
do all other things (including the giving of evidence in suits and other proceedings) which the Company shall deem necessary or appropriate to obtain, maintain, and assert patents for any and all such Inventions and to assert its rights in any Inventions not patented.

e.
Consultant hereby assigns to the Company the copyright in all works prepared by the Consultant which are either within the scope of the Services or based upon information acquired from the Company not normally made available to the public.

6. General.

a.
Governing Law. The validity, interpretation, construction and perfor-mance of this Agreement shall be governed by the laws of the State of Illinois applicable to contracts executed and to be performed entirely within said State.

b.
Construction and Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired, and the parties undertake to implement all efforts which are necessary, desirable and sufficient to amend, supplement or substitute all and any such invalid, illegal or unenforceable provisions with enforceable and valid provisions which would produce as nearly as may be possible the result previously intended by the parties without renegotiation of any material terms and conditions stipulated herein.

c.
Assignability. Consultant may not assign his interest in or delegate his duties under this Agreement. This Agreement is for the Services of Consultant, personally, and the Services to be rendered by him under this Agreement must be rendered by him and no other person. Consultant represents and warrants to the Company that Consultant has no contracts or agreements of any nature that Consultant has entered into with any other person, firm or corporation that contain any restraints on Consultant's ability to perform his obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

d.
Compliance with Rules and Policies. Consultant shall perform all Services in all material respects in accordance with the applicable policies, procedures and rules established by the Company, including, but not limited to, the By-Laws of the Company and the Company’s Code of Ethical Business Practices. In addition, Consultant, where applicable, shall comply in all material respects with all laws, rules and regulations that are generally applicable to the Company, and its employees, directors and officers.

e.
Arbitration. (1) The parties shall use their reasonable best efforts and good will to settle all disputes by amicable negotiations. The Company and Consultant agree that any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, or the termination of this Agreement or the termination of Consultant's Services hereunder that is not amicably resolved by negotiation shall be finally settled by arbitration, under and in accordance with the Rules of Commercial Arbitration of the American Arbitration Association then in effect, as set forth below, in Chicago, Illinois, or such other place agreed to by the parties.

(2)
Any such arbitration shall be heard before a panel consisting of one (1) to three (3) arbitrators, each of whom shall be impartial. All arbitrators shall be appointed in the first instance by agreement between the parties. If the parties cannot agree upon a single arbitrator, each of the Company and Consultant shall be entitled to appoint one arbitrator. These two appointed arbitrators shall then appoint a third arbitrator by their mutual agreement.

(3)
The award of the arbitrator or panel of arbitrators shall be in writing and state the reasons upon which it is based. It may be made public only with the consent of the parties. Any monetary award shall be in U.S. dollars.

(4)
Each of the parties hereto accepts the exclusive jurisdiction of the arbitrator or panel of arbitrators appointed in accordance herewith. The award of the arbitrator or arbitral panel shall be final and binding on the parties, who undertake to carry it out without delay. Judgment on the award rendered by the arbitrator or arbitral panel may be entered in any court having jurisdiction thereof.

(5)
The arbitrator or panel of arbitrators may also award interim relief and grant specific performance. Notwithstanding the foregoing, each party reserves the right to apply to any court of competent jurisdiction for any provisional measure, including injunctive relief, to enforce the terms of this Agreement.

(6)
The Company and Consultant shall each pay fifty percent (50%) of all costs of the arbitrator or panel of arbitrators and of the American Arbitration Association. The arbitrator may award to the party prevailing on any matter or issue within the arbitration, his or its legal fees and disbursements (including the costs of the American Arbitration Association and the arbitrator) related to such matter or issue provided that the party is successful overall on a material portion of the arbitration, provided, however, the Company shall only be entitled to an award of legal fees and disbursements if the resolution of any such contest or dispute includes a finding that Consultant's claims in such contest or dispute were frivolous or brought in bad faith.

f.
Entire Agreement: Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, supersedes all prior agreements and undertakings, both written and oral, and may not be modified or amended in any way except in writing by the parties hereto.

g.	Survival. The covenants set forth in Section shall survive and shall continue to be binding upon the Consultant notwithstanding the termination of this Agreement for any reason whatsoever.
h.
Waiver. No waiver by either party hereto of any of the requirements imposed by this Agreement on, or any breach of any condition or provision of this Agreement to be performed by, the other party shall be deemed a waiver of a similar or dissimilar requirement, provision or condition of this Agreement at the same or any prior or subsequent time. Any such waiver shall be express and in writing, and there shall be no waiver by conduct.

i.	Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.
j.
Notices. Any notices required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the following addresses:

If to Consultant:
Mr. John Gigerich

If to the Company:
Nalco Company
1601 West Diehl Road
Naperville, Illinois 60563-1198

Attention: General Counsel

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement as of the day and year first written above.

NALCO COMPANY

Date: 7/19/06	/s/Mary Manupella
Name: Mary Manupella
Title: VP, Human Resources

CONSULTANT

Date: 7/19/06	/s/ John L. Gigerich